UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

MILLENNIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

40 Landsdowne Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (zip code)

(617) 679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2007, the Company’s Board of Directors elected Jeffrey M. Leiden, M.D., Ph.D., to serve as a member of the Board of Directors of the Company for a term beginning on October 3, 2007 through the date of the 2008 Annual Meeting of Stockholders when the directors’ terms expire.  Dr. Leiden was also elected to serve on the Research and Development Committee of the Board of Directors.

Dr. Leiden is a Managing Director of Clarus Ventures, a life sciences venture capital firm.  Prior to joining Clarus, from 2001 to 2006 he served as President and Chief Operating Officer of the global pharmaceuticals business of Abbott Laboratories, which he joined as Chief Scientific Officer in 2000.  Before joining Abbott, Dr. Leiden was the Elkan R Blout professor of biological sciences at Harvard School of Public Health, as well as professor of medicine at Harvard Medical School.  Before his career at Harvard, he was a professor of medicine and pathology and chief of cardiology at the University of Chicago. Dr. Leiden, who has a doctorate in molecular biology, has cofounded several biotechnology firms, is an elected member of the American Academy of Arts and Sciences and the Institute of Medicine of the National Academy of Sciences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2007	MILLENNIUM PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Laurie B. Keating
Laurie B. Keating
Senior Vice President and General Counsel